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                                                                  Exhibit 99.a.4

                     Revised Earnings per Share Computation
                           Year Ended August 31, 1998
                                   (Unaudited)

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
                                                              Year Ended August 31, 1998
                                                                                             Per Share
                                                                Income          Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
       Income available for common stock                           $ 74,816          61,348
       Convertible preferred stock                                   26,979          30,004
                                                           ---------------------------------
            Income available for common stock
            + assumed conversion of preferred stock               $ 101,795          91,352       $ 1.11
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.15)
                                                                                            -------------
       Basic earnings per share                                                                   $ 0.96
                                                                                            =============
Effect of other dilutive securities
       Options                                                            -             106
                                                           ---------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                     $ 101,795          91,458       $ 1.11
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.15)
                                                                                            -------------
       Diluted earnings per share                                                                 $ 0.96
=========================================================================================================
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